EXHIBIT 10.1

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 15, 2013, between Stonegate Mortgage Corporation, an Ohio corporation (together with any successor entity thereto, the “Company”), and FBR Capital Markets & Co., a Delaware corporation, as the initial purchaser/placement agent (“FBR”) for the benefit of FBR and the purchasers (“Participants”) of the Company’s common stock, $0.01 par value per share (“Common Stock”) in the private offering by the Company of shares of its Common Stock contemplated by the Purchase/Placement Agreement (defined below), and the direct and subsequent transferees of such shares of Common Stock of FBR and each of the Participants.

This Agreement is made pursuant to the Purchase/Placement Agreement (the “Purchase/Placement Agreement”), dated as of May 8, 2013, between the Company and FBR in connection with the purchase and sale or placement of an aggregate of 5,555,556 shares of Common Stock (plus up to an additional 833,333 shares that FBR has the option to purchase or place to cover additional allotments, if any). In order to induce FBR to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to FBR, the Participants, and their respective direct and subsequent transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

The parties hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings:

Affiliate: As to any specified Person, as defined in Rule 12b-2 promulgated under the Exchange Act.

Agreement: As defined in the preamble.

Board of Directors: As defined in Section 3(b) hereof.

Business Day: A day on which the principal office of the Commission is open within the meaning of Rule 110.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Common Stock: As defined in the preamble.

Company: As defined in the preamble.

Controlling Person: As defined in Section 7(a) hereof.

End of Suspension Notice: As defined in Section 6(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

FBR: As defined in the preamble.

FINRA: The Financial Industry Regulatory Authority.

First Trigger Date: As defined in Section 3(a) hereof.

Holder: Each record owner of any Registrable Shares from time to time, including FBR and its Affiliates to the extent FBR or any such Affiliate holds any Registrable Shares.

Indemnified Party: As defined in Section 7(c) hereof.

Indemnifying Party: As defined in Section 7(c) hereof.

IPO Registration Statement: As defined in Section 2(b) hereof.

Issuer Free Writing Prospectus: As defined in Section 2(c) hereof.

JOBS Act: The Jumpstart Our Business Startups Act, as amended, and the rules and regulations promulgated by the Commission thereunder.

Liabilities: As defined in Section 7(a) hereof.

No Objections Letter: As defined in Section 5(s) hereof.

Nominee: As defined in Section 3(c) hereof.

Participants: As defined in the preamble.

Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Private Placement Shares: As defined in the Purchase/Placement Agreement.

Proceeding: An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus at the “time of sale” within the meaning of Rule 159 and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchase/Placement Agreement: As defined in the preamble.

Purchaser Indemnitee: As defined in Section 7(a) hereof.

Registrable Shares: The Private Placement Shares (including but not limited to any such shares issued and sold in the Offering to officers and directors of the Company and their designated friends, family and affiliates) and the Rule 144A/Regulation S Shares, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such Accredited Investor Share or Rule 144A/Regulation S Share, the earliest to occur of: (i) the date on which the resale of such share has been registered pursuant to the Securities Act and it has been disposed of in accordance with the Registration Statement relating to it, (ii) the date on which such share either (a) has been transferred pursuant to Rule 144 (or any similar provision then in effect) or (b) is freely saleable, without being subject to any volume limitation, pursuant to Rule 144, (iii) the date on which such share is sold to the Company or an Affiliate of the Company, or (iv) the date on which such share ceases to be outstanding.

Registration Default: As defined in Section 2(f) hereof.

Registration Expenses: Any and all actual expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, and FINRA registration, listing, inclusion and filing fees; (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA); (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto; (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange pursuant to Section 5(n) of this Agreement; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to the performance of this Agreement); (vi) reasonable fees and disbursements of one law firm, reasonably acceptable to the Company, for the Holders, selected by the Holders holding a majority of the Registrable Shares (such counsel, “Selling Holders’ Counsel”), not to exceed $35,000; and (vii) any other fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts, commissions and placement fees, if any, relating to the sale or disposition of Registrable Shares by a Holder.

Registration Statement: Any registration statement of the Company that covers the resale of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre—and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Rule 144A/Regulation S Shares: As defined in the Purchase/Placement Agreement.

Second Trigger Date: As defined in Section 3(a) hereof.

Securities Act: The Securities Act of 1933, as amended. Any reference to a “Rule” number herein, unless otherwise specified, shall be a reference to such Rule number promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Selling Holders’ Counsel: As defined in clause (vi) of the definition for Registration Expenses.

Shares: The shares of Common Stock sold pursuant to the Purchase/Placement Agreement.

Shelf Registration Statement: As defined in Section 2(a) hereof.

Special Election Meeting: As defined in Section 3(a) hereof.

Stonegate Holdings: Stonegate Investor Holdings, LLC, a Delaware limited liability company.

Suspension Event: As defined in Section 6(b) hereof.

Suspension Notice: As defined in Section 6(b) hereof.

Underwritten Offering: A sale of Shares to or through an underwriter or underwriters for re-offering to the public.

Voting Agreement: That certain Voting Agreement, by and among the Company, FBR and Stonegate Holdings, dated as of the date hereof.

Voting Shares: As defined in the Voting Agreement.

2.	Registration Rights

(a) Mandatory Shelf Registration. As set forth in Section 5 hereof, the Company agrees to confidentially submit or file with the Commission, as soon as reasonably practicable following the date of this Agreement (but in no event later than September 12, 2013) a shelf Registration Statement on Form S-1 or such other form under the Securities Act then available to the Company providing for the resale of any Registrable Shares pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”). Except as provided in this Section 2, the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the initial filing thereof and in any event, subject to Section 2(b)(iii) below, by no later than February 15, 2014. Any Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any customary methods or combination of methods (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents) by the Holders of any and all Registrable Shares. In addition, if the Company has not caused its Common Stock, including any Registrable Shares (or shares that would be Registrable Shares if they were not unrestricted under Rule 144) eligible for listing, to be listed on a national securities exchange prior to January 1, 2015, the Company agrees to use its commercially reasonable efforts to cause its Common Stock, including any Registrable Shares (or shares that would be Registrable Shares if they were not unrestricted under Rule 144) eligible for listing, to be listed on the New York Stock Exchange (or such other national securities exchange selected by the Company in its sole and absolute discretion) as soon as reasonably practicable after January 1, 2015, subject to the Company’s ability to satisfy the initial listing standards of the New York Stock Exchange.

(b) IPO Registration. If the Company proposes to file a Registration Statement on Form S-1 or such other form under the Securities Act providing for the initial public offering of shares of Common Stock (the “IPO Registration Statement”), the Company will notify in writing each Holder of the filing within five Business Days after the initial filing and afford each Holder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Shares then held by such Holder. The Company will also concurrently provide FBR with a copy of the notice and any related materials provided to the Holders. Each Holder desiring to include in the IPO Registration Statement all or part of the Registrable Shares held by such Holder shall, within 10 Business Days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in the IPO Registration Statement. Any election by any Holder to include any Registrable Shares in the IPO Registration Statement will be binding upon such Holder thereafter except as provided herein and shall not affect the inclusion of such Registrable Shares in the Shelf Registration Statement until such Registrable Shares have been sold under the IPO Registration Statement.

(i) Right to Terminate IPO Registration. The Company shall have the right to terminate or withdraw the IPO Registration Statement initiated by it and referred to in this Section 2(b) whether or not any Holder has elected to include Registrable Shares in such registration; provided, however, the Company must provide each Holder that elected to include any Registrable Shares in such IPO Registration Statement prompt written notice of such termination or withdrawal. Furthermore, in the event the IPO Registration Statement is not declared effective within 90 days following the initial filing of the IPO Registration Statement, unless a road show for the Underwritten Offering pursuant to the IPO Registration Statement is actually in progress at such time, the Company shall promptly provide a new written notice to all Holders giving them another opportunity to elect to include Registrable Shares in the pending IPO Registration Statement. Each Holder receiving such notice shall have the same election rights afforded such Holder as described in clause (b) above.

(ii) Selection of Underwriter. The Company shall have the sole right to select the managing underwriter(s) for its initial public offering, regardless of whether any Registrable Shares are included in the IPO Registration Statement or otherwise.

(iii) Shelf Registration not Impacted by IPO Registration Statement. The Company’s obligation to confidentially submit or file the Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of the IPO Registration Statement. In addition, the Company’s obligation to use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of an IPO Registration Statement; provided, however, if the Company files an IPO Registration Statement before the effective date of the Shelf Registration Statement, the Company shall have the right to defer causing the Commission to declare such Shelf Registration Statement effective until up to 60 days after the closing date of its initial public offering pursuant to the IPO Registration Statement. If the Company completes an initial public offering of its Common Stock pursuant to an IPO Registration Statement, the Company agrees that it will, upon the effectiveness of the Shelf Registration Statement, cause the Registrable Shares to be listed on the same national securities exchange on which the Company’s Common Stock was listed in connection with its initial public offering.

(c) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of Holders of a majority of the Registrable Shares that are registered under a Shelf Registration Statement at such time or the consent of the managing underwriter in connection with any Underwritten Offering of Registrable Shares under such Shelf Registration Statement, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Shares pursuant to such Resale Shelf Registration Statement that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company represents that any such Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any such Shelf Registration Statement or the related Prospectus, and any such Issuer Free Writing Prospectus, when taken together with the information in such Shelf Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Underwriting. The Company shall advise all Holders of the lead managing underwriter(s) for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Holder’s Registrable Shares to be included in the IPO Registration Statement pursuant to Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement relating to such Underwritten Offering; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements (1) regarding such Holder and such Holder’s intended method of distribution, (2) required by law or (3) reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be included in the initial public offering, then the managing underwriter(s) may exclude shares (including Registrable Shares) from the IPO Registration Statement and Underwritten Offering, and any shares included in such IPO Registration Statement and Underwritten Offering shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Shares in such IPO Registration Statement and to Stonegate Holdings to the extent it has requested inclusion of any of its shares of Common Stock in such IPO Registration Statement (on a pro rata basis based on the total number of Registrable Shares then held by each such Holder requesting inclusion and the total number of shares of Common Stock then held by Stonegate Holdings requested for inclusion); provided, however, that the number of Registrable Shares to be included in the IPO Registration Statement shall not be reduced unless all other securities of the Company held by (i) officers, directors (with respect to the direct holdings of such director and not with respect to beneficial ownership as a result of ownership by an employer or affiliate), other employees of the Company and consultants and (ii) any other holders of the Company’s capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Holders set forth herein (it being understood that the rights of Stonegate Holdings with respect to any such reduction shall be pari passu with, and not inferior to, the rights of the holders of Registrable Shares hereunder), are first entirely excluded from the underwriting and registration; provided, further, however, that Holders of Registrable Shares and Stonegate Holdings shall be permitted to include Registrable Shares (including any shares of Common Stock included at the request of Stonegate Holdings) comprising at least 25% of the total securities included in the Underwritten Offering proposed under the IPO Registration Statement.

By electing to include the Registrable Shares in the IPO Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than 30 days prior to and 180 days following the effective date of the IPO Registration Statement) by the lead managing underwriter(s), if an Underwritten Offering, or by the Company in any other registration.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered prior to the earlier to occur of (1) three Business Days prior to the commencement of the road show for such underwritten offering and (2) 10 Business Days prior to the effective date of the IPO Registration Statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(e) Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of Registrable Shares pursuant to this Agreement.

(f) Penalty Provisions. If the Company does not confidentially submit or file a Shelf Registration Statement by September 12, 2013, other than as a result of the Commission being unable to accept such filings (a “Registration Default”), then James Cutillo, if employed by the Company and at any time owed an annual and/or discretionary bonus with respect to services performed in 2013, whether under an employment agreement with the Company, a bonus plan or any other bonus arrangement, including any bonus compensation for which payment would otherwise be deferred until after that fiscal year, shall forfeit 50% of the amount that would otherwise be payable to him in respect of such bonus, and shall thereafter forfeit an additional 10% of the amount that would otherwise be payable to him in respect of such bonus for each complete calendar month any such Registration Default continues after September 12, 2013, until a Shelf Registration Statement is filed. The Company acknowledges and agrees that that no bonuses, compensation, awards, equity compensation or other amounts shall be payable or granted in lieu of or to make Mr. Cutillo whole for any such forfeited bonus.

(g) JOBS ACT Submissions. For purposes of this Agreement, if the Company elects to confidentially submit a draft of a Shelf Registration Statement with the Commission pursuant to the JOBS Act, the initial confidential submission of the draft Shelf Registration Statement with the Commission shall be deemed to be a filing with the Commission for purposes of this Section 2 and the date on which the Company makes such confidential submission will be deemed to be the date of the initial filing of such Shelf Registration Statement.

3.	Special Election Meeting.

(a) If either (i) a Shelf Registration Statement or IPO Registration Statement has not been declared effective by the Commission by June 30, 2014 (the “First Trigger Date”), or (ii) if the Company has completed an initial public offering pursuant to an IPO Registration Statement prior to the First Trigger Date but has not caused a Shelf Registration Statement to be declared effective by the Commission by the 75th day after the closing date of an initial public offering by the Company pursuant to an IPO registration Statement (the “Second Trigger Date”), provided that if such 75th day falls between February 12, 2014 and the date that the Company’s Annual Report on Form 10-K for the 2013 fiscal year is required to be filed with the Commission under the Exchange Act, the Second Trigger Date will be extended until five days after the Company files such Annual Report on Form 10-K with the Commission, and in either case the Company has received timely notice of at least three nominations in compliance with Section 3(c) and Section 3(d) hereof, the Company shall call a special meeting of stockholders (the “Special Election Meeting”) in accordance with Article VI of the Code of Regulations of the Company. The Special Election Meeting shall occur as soon as reasonably practicable following the First Trigger Date or the Second Trigger Date, as applicable, and the receipt by the Company of the timely notice of at least three nominations in compliance with Section 3(c) and Section 3(d) hereof, but, in any event, if the Company is obligated hereunder to call a Special Election Meeting, such meeting shall occur no later than 60 days after the Company has received timely notice of at least three nominations in compliance with Section 3(c) and Section 3(d) hereof.

(b) Purposes of Meeting. The Special Election Meeting shall be called solely for the purposes of considering and voting upon proposals to (i) expand the size of the Board of Directors of the Company (the “Board of Directors”) by three, thereby creating three vacancies on the Board of Directors of the Company, such vacancies to be distributed between the existing classes of directors as evenly as possible, and (ii) electing three new directors to fill such three vacancies on the Board of Directors.

(c) Nominations. Nominations of the three individuals for election to the Board of Directors at the Special Election Meeting may only be made upon receipt by the Company of written notice of Holders entitled to cast, or direct the casting of, not less than 20% of the Registrable Shares (excluding any shares held by officers, directors or affiliates of the Company or by Stonegate Holdings or its successors, assign or affiliates), which notice, to be effective, shall identify the Nominees (as defined below) and include the information, consents and resignations required under Section 3(d) hereof, in addition to any other information required by the Company’s Code of Regulations; provided, however, that each Nominee will be subject to approval by the Nominating and Corporate Governance Committee, or in the absence thereof by the Board of Directors, which approval may only be withheld by such committee or the Board of Directors if the Nominee is not “independent” (as defined in Rule 303A in the New York Stock Exchange Listed Company Manual and any other national securities exchange on which the Company’s securities are then listed) and does not satisfy the basic requirements of financial literacy and integrity established for directors generally by the Nominating and Corporate Governance Committee or the Board of Directors. Each individual whose nomination is made in accordance with this Section 3(c) is hereinafter referred to as a “Nominee.” In accordance with the requirements of the Voting Agreement: (1) Stonegate Holdings shall not be entitled to nominate any director nominees at the Special Election Meeting, (2) any Voting Shares of the Company held by Stonegate Holdings will be counted as present for quorum purposes at the Special Election Meeting, (3) Stonegate Holdings shall be required to vote all its Voting Shares FOR the proposal to expand the size of the Board of Directors by three at the Special Election Meeting, (4) if the Special Election Meeting occurs as a result of the occurrence of the First Trigger Date under Section 3(a)(i) hereof, Stonegate Holdings shall have the right either to vote all of its Voting Shares FOR the election of the three Nominees or to withhold its vote with respect to the election of the Nominees, and (5) if the Special Election Meeting occurs as a result of the occurrence of the Second Trigger Date under Section 3(a)(ii) hereof, Stonegate Holdings shall be required to vote all of its Voting Shares FOR the election of the three Nominees. In no event will Stonegate have the right to vote its Voting Shares against the election of the Nominees at a Special Election Meeting.

(d) Procedure for Stockholder Nominations. As a condition for the Company being obligated to call the Special Election Meeting and as a condition for nominations of individuals for election to the Board of Directors to be properly brought before the Special Election Meeting by Holders pursuant to Section 3(c) hereof, the Holders must have given notice thereof in writing to the Secretary of the Company not later than 5:00 p.m., Eastern Time, on the 10th day after the First Trigger Date or the Second Trigger Date, as applicable. Such notice shall (1) include each proposed Nominee’s written consent to serve as a director, if elected, (2) include a resignation by each proposed Nominee that will automatically be effective upon the effectiveness of a Shelf Registration Statement, and (3) shall specify, in addition to any information required by the Company’s Code of Regulations:

(i) as to each proposed Nominee, the name, age, business address and residence address of such proposed Nominee and all other information relating to such proposed Nominee that would be required, pursuant to Regulation 14A promulgated under the Exchange Act (or any successor provision), to be disclosed in a contested solicitation of proxies with respect to the election of such individual as a director; and

(ii) as to each Holder giving the notice, the class, series and number of all shares of beneficial interest of the Company that are owned by such Holder, beneficially or of record.

(e) Notice. The Secretary of the Company shall give to each stockholder entitled to vote at, or to receive notice of, such meeting at such stockholder’s address as it appears in the share transfer records of the Company, notice in writing in accordance with applicable law and the Company’s Code of Regulation setting forth (i) the time and place of the Special Election Meeting, (ii) the purposes for which the Special Election Meeting has been called and (iii) the name of each Nominee.

(f) Waiver or Deferral of Special Election Meeting. The Holders of at least 75% of the Registrable Shares (excluding any shares held by officers, directors or affiliates of the Company or by Stonegate Holdings or its successors, assign or affiliates) shall have the right to consent to a waiver or deferral of a Special Election Meeting.

4.	Rules 144 and 144A Reporting

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a) make and keep current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) so long as a Holder owns any Registrable Shares, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144 or Rule 144A, and in any event shall make available (either by mailing a copy thereof to an address provided by such Holder to the Company, by posting on the Company’s website, by including in a Registration Statement filed by the Company with the Commission, by press release or otherwise) to each Holder a copy of:

(i) the Company’s annual financial statements (including at least balance sheets, statements of operations, statements of changes in stockholders’ equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles in the United States, accompanied by an audit report of the Company’s independent accountants, no later than 90 days after the end of each fiscal year of the Company; and

(ii) the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of operations and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than 45 days after the end of each of the first three fiscal quarters of the Company, other than the quarterly financial statements for the period ended June 30, 2013, which shall be available no later than August 31, 2013;

(d) if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, the Company shall hold, a reasonable time after the availability of the financial statements described in clause (c) above and upon reasonable notice to the Holders and FBR (either by mail, by posting on the Company’s website, or by press release), a quarterly investor conference call to discuss such financial statements, which call will also include an opportunity for the Holders to ask questions of management with regard to such financial statements, and will also reasonably cooperate with, and make management reasonably available to, FBR personnel in connection with making Company information available to investors; provided, that (1) during any period when the Company has on file or within 30 days thereafter intends to file a Registration Statement with the Commission which has not yet been declared effective or which relates to a proposed initial public offering that has not yet been completed, the Company shall not be required to present information during such investor conference that is different than information contained in such Registration Statement and (2) during any period between when the Company has confidentially submitted a draft Registration Statement and such draft Registration Statement has not been declared effective or during which the Company intends to confidentially submit or file a Registration Statement within the next 30 days, any obligations under this Section 4(d) shall be limited to the extent necessary to ensure compliance with applicable quiet period restrictions until such Registration Statement is filed or the intention to file such Registration Statement has been abandoned; and

(e) so long as a Holder owns any Registrable Shares, to furnish to the Holder promptly upon reasonable request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company for an offering of its securities to the general public), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company, and take such further actions, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration.

5.	Registration Procedures

In connection with the obligations of the Company with respect to a Shelf Registration Statement pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Shares under the Securities Act to permit the sale of such Registrable Shares by the Holder or Holders in accordance with the Holder’s or Holders’ intended method or methods of distribution, and the Company shall:

(a) notify FBR and Selling Holders’ Counsel, in writing, at least three Business Days prior to filing a Shelf Registration Statement, of its intention to file a Shelf Registration Statement with the Commission and, at least two Business Days prior to such filing, provide a copy of a draft of the Shelf Registration Statement to FBR and Selling Holders’ Counsel for review and comment; prepare and file with the Commission, as specified in this Agreement, a

Shelf Registration Statement, which Shelf Registration Statement shall comply as to form in all material respects with the requirements of the Securities Act and the applicable form and include all financial statements required by the Commission to be filed therewith; notify FBR and Selling Holders’ Counsel in writing, as soon as reasonably practicable prior to filing of any amendment or supplement to such Shelf Registration Statement and, as soon as reasonably practicable prior to filing, provide a copy of such amendment or supplement to FBR and Selling Holders’ Counsel for review and comment; promptly following receipt from the Commission, provide to FBR and Selling Holders’ Counsel copies of any comments made by the staff of the Commission relating to such Shelf Registration Statement and of the Company’s responses thereto for review and comment; and use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 6 hereof, until the earliest of (i) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (ii) there are no Registrable Shares outstanding or (iii) the first anniversary of the effective date of such Shelf Registration Statement (subject to extension as provided in Section 6(c) hereof and the condition that the Registrable Shares have been transferred to an unrestricted CUSIP, are listed or included on the New York Stock Exchange or the Nasdaq Global Market, pursuant to Section 5(n) of this Agreement, or on an alternative trading system with the Registrable Shares qualified under the applicable state securities or “blue sky” laws of all 50 states); provided, however, that if the Company has an effective Shelf Registration Statement on Form S-1 (or other form then available to the Company) under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon ten Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Registration Statement or transfer the filing fees from the previous Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder registered under the initial Shelf Registration Statement notifies the Company within five Business Days of receipt of the Company notice that such a registration under a new Shelf Registration Statement and de-registration of the initial Shelf Registration Statement would materially interfere with its distribution of Registrable Shares already in progress, in which case, the Company shall delay the effectiveness of the short-form Registration Statement and termination of the then-effective initial Shelf Registration Statement or any short-form Registration Statement for a period of not less than 30 days from the date that the Company receives the notice from such Holders requesting a delay;

(b) subject to Section 5(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the period described in Section 5(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents, subject to Section 6 hereof, to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as FBR or any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 5(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 5(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e) subject to the ownership restrictions included in the Company’s Articles of Incorporation, use its commercially reasonable efforts to cause all Registrable Shares covered by such Shelf Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

(f) notify FBR and each Holder promptly and, if requested by FBR or any Holder, confirm such advice in writing (1) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (2) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any Proceeding for that purpose, (3) of any request by the Commission or any other federal, state or foreign governmental authority for (A) amendments or supplements to a Shelf Registration Statement or related Prospectus or (B) additional information and (4) of the happening of any event during the period a Shelf Registration Statement is effective as a result of which such Shelf Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and (5) at the request of any such Holder, subject to Section 6 hereof, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Shelf Registration Statement or suspending the qualification of (or exemption from qualification of) any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h) except as provided in Section 6 hereof, upon the occurrence of any event contemplated by Section 5(f)(4) hereof, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) in the case of an Underwritten Offering, if reasonably requested by the representative of the underwriters or any Holders of Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(j) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to the underwriters: (i) an opinion of counsel for the Company, addressed to the underwriters, dated the date of each closing under the underwriting agreement, covering customary matters, reasonably satisfactory to such Holder and the underwriters and such counsel; and (ii) a “comfort” letter, addressed to the underwriters and the Board of Directors, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Shelf Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities;

(k) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Shelf Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders covered by such Shelf Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

(l) make available for inspection during normal business hours upon reasonable request by representatives of the Holders and the representative of any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any special counsel or accountants retained by such Holders or underwriters, such financial and other records, pertinent corporate documents and properties of the Company as are reasonable in the context of such offering, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Shelf Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by such representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Shelf Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, however, that the representatives of the Holders and any underwriters will use commercially reasonable efforts, to the extent practicable, to coordinate the foregoing inspection and information gathering and not materially disrupt the Company’s business operations; provided, further, that, notwithstanding anything to the contrary in this Agreement, the Company shall not be required to provide any confidential information to any Person without such Person’s prior written agreement to keep such information confidential;

(m) use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Shares on the New York Stock Exchange or the Nasdaq Global Market or a similar national exchange on which shares of the Common Stock are listed;

(n) prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Shelf Registration Statement as required by Section 5(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 5(a) hereof;

(o) provide a CUSIP number for all Registrable Shares, not later than the effective date of the Shelf Registration Statement;

(p) (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least 12 months beginning after the effective date of the Shelf Registration Statement that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158, but in no event later than 90 days after the end of each fiscal year of the Company and (iii) not file any Shelf Registration Statement or Prospectus or amendment or supplement to such Shelf Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any such Shelf Registration Statement shall have reasonably objected on the grounds that such Shelf Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act;

(q) provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Shelf Registration Statement from and after a date not later than the effective date of such Shelf Registration Statement;

(r) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any restrictive transfer legends (other than as required by the Company’s Amended and Restated Articles of Incorporation, as amended) and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least three Business Days prior to any sale of the Registrable Shares;

(s) in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, cooperate with FBR in connection with the filing with FINRA of all forms and information required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a “No Objections Letter”) relating to the resale of Registrable Shares pursuant to the Shelf Registration Statement, including, without limitation, information provided to FINRA through its COBRADesk system, and pay all actual costs, fees and expenses incident to FINRA’s review of the Shelf Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to FINRA and the legal expenses, filing fees and other disbursements of FBR and any other FINRA member that is the Holder of, or is affiliated or associated with an owner of, Registrable Shares included in the Shelf Registration Statement (including in connection with any initial or subsequent member filing);

(t) in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, provide to FBR and its representatives, upon reasonable notice, the reasonable opportunity to conduct customary due diligence, including, without limitation, an inquiry of the Company’s financial and other records, and make reasonably available members of its management for questions regarding information which FBR may request in order to fulfill any due diligence obligation on its part;

(u) upon effectiveness of the first Shelf Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Shelf Registration Statement; and

(v) in the case of an Underwritten Offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA.

The Company may require the Holders to furnish (and each Holder shall furnish) to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling security holder pursuant to an Underwritten Offering shall be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f)(3) or 5(f)(4) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or the Company has otherwise notified such Holder that the disposition of Registrable Shares may be resumed. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

(w) Notwithstanding any other provision of this Agreement, if the Commission or any rules, regulations or guidance thereof sets forth a limitation of the number of Registrable Shares or other shares of Common Stock permitted to be registered on a particular Shelf Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Shares), the number of Registrable Shares or other shares of Common Stock to be registered on such Shelf Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the shares of Common Stock to be included by any Person other than a Holder; second, the Company shall reduce or eliminate any shares of Common Stock to be included by the Company; and third, the Company shall reduce the number of Registrable Shares to be included by all other Holders on a pro rata basis based on the total number of unregistered Registrable Shares held by such Holders, subject to a determination by the Commission that certain Holders must be reduced before other Holders based on the number of Registrable Shares held by such Holders. In the event the Company amends the Shelf Registration Statement or files a Shelf Registration Statement, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission any rules, regulations or guidance thereof, one or more Shelf Registration Statements to register for resale those Registrable Shares that were not registered for resale on the Shelf Registration Statement.

6.	Black-Out Period

(a) Subject to the provisions of this Section 6 and a good faith determination by the Company that it is in the best interests of the Company to suspend the use of a Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to FBR and the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but, other than as necessary to comply with a customary lockup applicable to the Company in connection with an Underwritten Offering of its securities, in no event for more than an aggregate of 90 days in any rolling 12 month period commencing on the Closing Date), if any of the following events shall occur: (i) the lead managing underwriter(s) of an Underwritten Offering have advised the Company that the sale of Registrable Shares pursuant to the Registration Statement should be suspended in connection with such Underwritten Offering; (ii) the Company shall have determined in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) the disclosure would render the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represent a fundamental change in the information set forth therein; or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(b) In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to FBR and the Holders to suspend sales of the Registrable Shares. Such notice shall not be required to state generally the basis for the notice if such basis is confidential. Such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as reasonably practicable. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after they have received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and FBR in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 6, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended Prospectus necessary to resume sales.

7.	Indemnification and Contribution

(a) The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares and any underwriter (as determined in the Securities Act) for such Holder (including, if applicable, FBR), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, members, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) above may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable and documented costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or Proceeding by any governmental agency or body, commenced or threatened, including the reasonable and documented fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company, or any underwriter in writing by such Purchaser Indemnitee expressly for use therein. The Company shall notify FBR and the Holders promptly of the institution, threat or assertion of any claim, Proceeding (including any governmental investigation that is not confidential), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b) In connection with any Registration Statement in which a Holder of Registrable Shares is participating, and as a condition to such participation, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and its officers, directors, employees, representatives and agents and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and their respective officers, directors, partners, members, employees, representatives and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus or any Liabilities arising out of or based upon sales of Registrable Shares made by such Holder who has received notice of the suspension prior to such sale in violation of Section 6(b). Absent gross negligence or willful misconduct, the liability of any Holder pursuant to this paragraph shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares pursuant to such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

(c) If any suit, action, Proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 7, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (ii) the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or (iii) such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there are defenses available to the Indemnified Party(ies) which are different from those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such reasonable and documented fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for all Indemnified Party(ies) in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action), which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, officers, employees, representatives and agents and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (ii) does not include a statement as to or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d) If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities and also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 7, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) FBR or a Holder of Registrable Shares shall have the same rights to contribution as FBR or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Registrable Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

8.	Market Stand-off Agreement

Each Holder hereby agrees that it shall not, to the extent requested by the Company or the lead managing underwriter(s) of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Shares or other shares of Common Stock of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) (i) in the case of all Holders who include Registrable Shares in the IPO Registration Statement, beginning 30 days prior to, and continuing for 180 days following, the effective date of the IPO Registration Statement, and (ii) in the case of all Holders who do not include Registrable Shares in the IPO Registration Statement, for a period of 60 days following the effective date of the IPO Registration Statement; provided, however, that:

(a) the restrictions above shall not apply to Registrable Shares sold pursuant to such Registration Statement;

(b) if Stonegate Holdings or any officers or directors of the Company enter into agreements that are less restrictive than the restrictions applicable to the other Holders, then the restrictions applicable to the other Holders shall automatically be reduced to the same extent; and

(c) the Holders shall be allowed any concession or proportionate release allowed to Stonegate Holdings or any officer or director of the Company that entered into agreements that are no less restrictive (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director).

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 8 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

9.	Termination of the Company’s Obligation

The Company shall have no obligation pursuant to this Agreement with respect to any shares of Common Stock proposed to be sold by a Holder in a registration pursuant to this Agreement if all such shares proposed to be sold by such Holder have ceased to be Registrable Shares.

10.	Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning not less than a majority of the then outstanding Registrable Shares (provided, however, that for purposes of this Section 10, Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Shelf Registration Statement filed pursuant to the terms hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of Registrable Shares of the Holders that is included (other than pursuant to the cutback provisions set forth herein on a pro rata basis), or (b) to have its securities registered on a Registration Statement that is intended to be declared effective prior to the effective date of the first Registration Statement filed pursuant to this Agreement.

11.	Miscellaneous

(a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each of FBR and each Holder, in addition to being entitled to exercise all rights provided herein or, in the case of FBR, in the Purchase/Placement Agreement, or granted by law, including the rights granted in Section 2(f) hereof and recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 7, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning not less than a majority of the then outstanding Registrable Shares; provided, however, that for purposes of this Section 11(b), Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding; provided, further, however, that any amendments, modifications or supplements to, or any waivers or consents to departures from, the provisions of Section 8 hereof that would have the effect of extending the 60 or 180 day periods referenced therein shall be approved by, and shall only be applicable to, those Holders who provide written consent to such extension to the Company. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the first and second sentences of this paragraph.

(c) Notices. All notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram:

(i) if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company; and

(ii)	if to the Company, at the offices of the Company at 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240, Attention: James Cutillo (facsimile: 317-863-1239); with a copy to Robert W. Downes, Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (facsimile: 212-291-9043) and a copy to Curt Hidde, Barnes & Thornburg LLP, 11 South Meridian Street, Indianapolis, Indiana 46204 (facsimile: 317-231-7433); and

(iii) if to FBR, at the offices of FBR at 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Gavin Beske, Esq. (facsimile 703-312-9568).

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by FBR and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder fulfills all of its obligations hereunder.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES AND EACH HOLDER BY ACCEPTING THE BENEFITS HEREOF AS THIRD PARTY BENEFICIARIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO AND EACH HOLDER BY ACCEPTING THE BENEFITS HEREOF AS THIRD PARTY BENEFICIARIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER

APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of this Agreement or any matter referred to herein is hereby waived by the parties hereto.

(h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) Entire Agreement. This Agreement, together with the Purchase/Placement Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(j) Registrable Shares Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its Affiliates, including Stonegate Holdings, shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(l) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 7 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(m) Attorneys’ Fees. In any action or Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STONEGATE MORTGAGE CORPORATION

By:	/s/ James J. Cutillo
Name: James J. Cutillo Title: CEO

FBR CAPITAL MARKETS & CO.

By:	/s/ Paul Dellisola
Name: Paul Dellisola Title: Senior Managing Director

[Signature Page to Registration Rights Agreement]